UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2019

TILE SHOP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-35629	45-5538095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Carlson Parkway, Plymouth, Minnesota 55441

(Address of principal executive offices, including ZIP code)

(763) 852-2950

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	TTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On September 6, 2019, Tile Shop Holdings, Inc. (the “Company”) appointed Nancy DiMattia, age 59, as the Company’s Senior Vice President and Chief Financial Officer, and promoted Mark Davis, age 39, the Company’s current Controller, to the position of Vice President Investor Relations and Chief Accounting Officer.

Ms. DiMattia has over twenty-five years of experience in financial reporting and accounting processes in positions of increasing responsibility at Virginia Tile Company. She most recently served as the Corporate Controller from 2005 until March 2019. During her tenure at Virginia Tile Company, she was responsible for establishing sound financial management, promoting effective internal accounting controls, developing and leading highly competent accounting teams, and maintaining a documented system of accounting policies and procedures. She has an Associate in Commerce degree, with a concentration in accounting, from Henry Ford College in Dearborn, Michigan.

Mr. Davis has served as the Company’s Controller since 2014. Prior to joining the Company, Mr. Davis worked for Target Corporation for five years in various financial reporting and accounting management positions.  Prior to joining Target Corporation, Mr. Davis worked for KPMG LLP for eight years, where he earned his CPA certification.  Mr. Davis holds a Bachelor of Science degree in accounting and management from the University of Minnesota – Twin Cities.

Neither Ms. DiMattia nor Mr. Davis were appointed pursuant to any arrangement or understanding with any person, and neither Ms. DiMattia nor Mr. Davis have any family relationships with any directors or executive officers of the Company. Neither Ms. DiMattia nor Mr. Davis, nor any member of her or his respective immediate family, has been a party to any transaction with the Company during the Company’s prior fiscal year or current fiscal year, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Ms. DiMattia’s employment is at will and her employment agreement (“DiMattia Employment Agreement”) provides for an annual base salary of $250,000. Ms. DiMattia will be eligible to receive annual cash incentive compensation for calendar year 2020 and subsequent years based on the Company achieving budgeted Adjusted EBITDA for each year, as determined by the Compensation Committee of the Board of Directors. Ms. DiMattia’s target cash incentive compensation equals 50% of her base salary. Ms. DiMattia will be eligible to receive a partial incentive payment if the Company achieves at least 90% of its budgeted Adjusted EBITDA and an incentive payment of up to double the target incentive amount if the Company achieves 110% of its budgeted Adjusted EBITDA.

Mr. Davis’s employment is also at will and his employment agreement (“Davis Employment Agreement”) provides for an annual base salary of $182,290. Mr. Davis will be eligible to receive annual cash incentive compensation for calendar year 2020 and subsequent years based on the Company achieving budgeted Adjusted EBITDA for each year, as determined by the Compensation Committee of the Board of Directors. Mr. Davis’s target cash incentive compensation equals 40% of his base salary. Mr. Davis will be eligible to receive a partial incentive payment if the Company achieves at least 90% of its budgeted Adjusted EBITDA and an incentive payment of up to double the target incentive amount if the Company achieves 110% of its budgeted Adjusted EBITDA.

Each of Ms. DiMattia and Mr. Davis will be granted equity awards with an aggregate value of $100,000, up to 50% of which may be restricted stock, with the remainder as non-qualified stock options, at each employee’s election. These awards will be granted pursuant to the Company’s 2012 Omnibus Award Plan. The shares of restricted stock will be subject to restrictions on transfer and risks of forfeiture in the event that the respective employee is no longer an employee of the Company. These restrictions on transfer and risks of forfeiture will lapse as to 25% of the shares on a cumulative basis on each of the first four anniversaries of the date of grant. The non-qualified stock options will be exercisable at 100% of the fair market value of the Company’s common stock on the date of grant, will become exercisable as to 25% of the shares on a cumulative basis on each of the first four anniversaries of the date of grant, and expire ten years from the date of grant. If the respective employee is not offered employment by the successor entity, or if she or he is terminated without cause or is constructively terminated prior to the first anniversary of a Change of Control (as defined in the 2012 Omnibus Award Plan), any unvested portion of the foregoing option will become fully exercisable.

Under the DiMattia Employment Agreement and the Davis Employment Agreement, each of Ms. DiMattia and Mr. Davis is subject to traditional confidentiality and assignment of inventions provisions, as well as non-competition and non-solicitation restrictions during the term of her or his employment with the Company and for one year following termination of her or his employment with the Company for any reason.  In the event the Company terminates Ms. DiMattia’s or Mr. Davis’s employment for any reason not constituting Severance Cause or Ms. DiMattia or Mr. Davis terminates her or his respective employment for Good Reason (as such terms are defined in the DiMattia Employment Agreement and the Davis Employment Agreement, respectively), the Company will provide the following benefits: (i) severance pay equal to six months of her or his respective ending base salary and (ii) an amount equal to six times the monthly amount that the Company paid for her or his respective participation in the Company’s health insurance plan during the month immediately preceding her or his respective termination date.

As previously reported, upon Ms. DiMattia’s employment as Chief Financial Officer, Kirk Geadelmann resigned as Senior Vice President and Chief Financial Officer. The Company intends to enter into a separation agreement with Mr. Geadelmann (“Separation Agreement”), pursuant to which Mr. Geadelmann would continue to serve as an employee of the Company for a period of three months, until December 6, 2019, in order to facilitate an orderly transition of the role of Chief Financial Officer. Mr. Geadelmann would receive a monthly base salary of $10,000 during this three month period and would continue to receive his current benefits. The Separation Agreement will also contain a release of claims and an acknowledgment that Mr. Geadelmann will continue to be bound by the terms of his prior restrictive covenant agreement with the Company.

Upon the end of this three-month period, the Company expects to permit Mr. Geadelmann to exercise all stock options held by Mr. Geadelmann and vested at such time for a period of one year following the end of Mr. Geadelmann’s employment, as consideration for a release of claims by Mr. Geadelmann executed at that time.

The foregoing descriptions of the DiMattia Employment Agreement, the Davis Employment Agreement and the Separation Agreement are not complete and are qualified in their entirety by reference to the full text of the DiMattia Employment Agreement, the Davis Employment Agreement and the Separation Agreement, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILE SHOP HOLDINGS, INC.
By /s/ Cabell H. Lolmaugh
Date: September 6, 2019	Name: Cabell H. Lolmaugh
Title: Chief Executive Officer